EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-117211 and 333-118169 on Form S-8 of our reports dated March 2, 2006, relating to the financial statements of Life Time Fitness, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Life Time Fitness, Inc. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
March 2, 2006